Exhibit 99.1

ATP Announces Third Quarter 2009 Results

HOUSTON--(BUSINESS WIRE)--November 5, 2009--ATP Oil & Gas Corporation (NASDAQ:ATPG) today announced third quarter 2009 results reflecting a net loss attributable to common shareholders of $9.1 million, or $(0.20) per basic and diluted share for the third quarter 2009, compared to a net profit of $36.5 million or $1.03 per basic and $1.02 per diluted share for the third quarter 2008. Oil and gas production for the third quarter 2009 was 1.4 MMBoe (56% oil) versus 2.0 MMBoe (40% oil) for the third quarter 2008. Revenues from oil and gas production were $75.0 million for the third quarter 2009, compared to $118.3 million for the third quarter 2008. This is the ninth consecutive quarter that oil revenues have accounted for more than half of ATP’s revenues. In the North Sea, the partial sale of producing properties coupled with the deliberate curtailment of production due to lower than anticipated gas prices led to lower volumes in 2009 compared with the previous periods. In the Gulf of Mexico unplanned maintenance on the turbine-compressors at Gomez and normal declines in production rates contributed to lower production volumes during the same comparable periods.

Operationally, ATP continued to focus on its Telemark Hub. Since the end of the second quarter, 2009 ATP:

  Discovered additional pay sands at Mississippi Canyon (“MC”) 941 in the Telemark Hub;
  On November 1, 2009, ATP’s new deepwater drilling and production facility, the ATP Titan, sailed out of dry dock and should arrive on location at MC 941 next week.

During the nine months ended September 30, 2009, ATP incurred $339.1 million of capital expenditures toward its capital expenditure budget. Additionally, ATP’s vendors agreed to defer payment of $23.6 million of property development costs and contributed services in exchange for net profits interests in Telemark totaling $101.7 million during the year. Total capital expenditures during the period were $559.6 million, including capitalized interest of approximately $71.5 million and foreign exchange gains and other noncash additions totaling $23.5 million. These costs were incurred primarily at the Telemark Hub for the activities mentioned above, the Gomez Hub and the Canyon Express Hub in the Gulf of Mexico and the Cheviot development in the North Sea. We are revising our 2009 estimated capital expenditure budget, which excludes capitalized interest, to a range of $400 to $450 million from the previously announced range of $350 million to $400 million.

From a financial standpoint, ATP was extremely active with asset monetization, capital market transactions and financing activities. Since the end of the second quarter of 2009 ATP:

  Executed an agreement with its contractor to defer $99 million of Octabuoy hull construction costs without delaying the construction schedule;
  Realized $74.5 million, net of fees and expenses, from monetizing both the oil and natural gas pipelines that service ATP’s Gomez Hub;
  Conveyed an overriding royalty interest for $15 million;
  Raised $93.4 million by selling common stock and $135.5 million by selling perpetual convertible preferred stock, net of fees and expenses;
  Amended its senior secured term loan facilities to improve financial flexibility;
  Reduced outstanding Term Loans by $112.6 million since June 30, 2009.

ATP had working capital of approximately $73.2 million as of September 30, 2009, an increase of approximately $36.7 million from December 31, 2008. Working capital, as defined in our Senior Secured Credit Facility, was $235.2 million as of September 30, 2009, compared to $72.6 million as of December 31, 2008. ATP had cash of $317.1 million at September 30, 2009, compared to $215.0 million at December 31, 2008.

ATP amended its agreement with COSCO Nantong Shipyard Ltd. (“COSCO”) of China to defer $99 million of primarily 2010 construction costs for the Octabuoy hull. This amendment will keep construction of the Octabuoy hull on pace for a 2011 delivery and facilitates ATP’s objective to achieve first oil production at Cheviot in 2012.

ATP executed an asset sale agreement in the third quarter of 2009 for net proceeds of $74.5 million for the oil and gas pipelines that service the Gomez Hub at MC 711. ATP used $42.2 million of net proceeds from this asset sale to reduce indebtedness. This transaction has been accounted for as a financing obligation in our financial statements.

ATP executed an asset sale agreement in October 2009 for net proceeds of $15.0 million for a dollar-denominated limited-term override in the Gomez Hub. ATP used $10.9 million of net proceeds from this asset sale to reduce indebtedness.

On September 29, 2009, ATP closed a public offering of 5.3 million shares of its common stock at a public offering price of $18.50 per share and a private placement of a new series of 8.0% convertible perpetual preferred stock. Net proceeds from the offerings were approximately $228.9 million. In the fourth quarter, ATP sold an additional 515,000 shares at $18.50 per share for $9.1 million in net proceeds pursuant to the underwriters’ overallotment option. ATP used $59.5 million of net proceeds from these equity offerings to reduce indebtedness.

On November 2, 2009, ATP added flexibility to its Senior Secured Credit Facility by widening its covenants for the reporting periods from December 31, 2009 through December 31, 2010. General terms of the amendment expand the Net Debt to EBITDAX ratio from 3.0x to 4.0x, the EBITDAX to Interest ratio from 2.5x to 2.0x and the current ratio from 1.0x to 0.8x. During this period, the spread on the rate for ATP’s Term Loans will increase by 2.75% through December 31, 2010. Beginning January 1, 2011, the spread on the rate for ATP’s Term Loans will decrease by 1.75% through final maturity in July 2014. ATP paid an initial fee to the lenders of a half percent at closing.

ATP's selected financial data schedule included within this press release contains additional information on the company’s activities for the third quarter 2009 and comparable period in 2008.

Selected Financial Data	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
	2009	2008	2009	2008

Production
Natural gas (MMcf)	3,689	7,267	12,113	29,080
Gulf of Mexico	2,925	3,794	9,811	15,734
North Sea	764	3,473	2,302	13,346

Oil and condensate (MBbls)	792	821	2,605	3,857
Gulf of Mexico	791	817	2,598	3,829
North Sea	1	4	7	28

Natural gas, oil and condensate
MMcfe	8,438	12,190	27,740	52,219
MBoe	1,406	2,032	4,623	8,703

Average Prices (1)
Natural gas (per Mcf)	$3.92	$7.32	$4.33	$8.20
Gulf of Mexico	3.54	9.39	4.08	9.55
North Sea	5.38	5.06	5.39	6.60
Oil and condensate (per Bbl)	64.28	64.01	53.49	72.18

Natural gas, oil and condensate
Per Mcfe	$7.75	$8.67	$6.91	$9.90
Per Boe	46.50	52.02	41.46	59.40

Deferred Revenue Recognized ($000's)
Natural gas	$1,789	$2,434	$6,045	$3,843
Oil and condensate	7,931	10,161	26,350	15,608
Total	9,720	12,595	32,395	19,451

Gain (Loss) on Oil and Gas Derivatives ($000's)
Natural gas contracts
Realized or settled during the period	$2,801	$(3,605)	$39,627	$(3,605)
Unrealized	(557)	17,261	(17,209)	(16,718)
Oil and condensate contracts
Realized or settled during the period	(1,289)	19,032	(1,744)	16,713
Unrealized	(4,413)	8,336	(5,675)	(5,509)
Total	(3,458)	41,024	14,999	(9,119)

(1) Includes the effect of cash flow hedges in 2008. Effective January 1, 2009, four U.K. contracts are accounted for as hedges and aggregate net settlements of $0.9 million and $1.5 million are reflected in the average oil and gas prices noted above for the three and nine months ended September 30, 2009, respectively.

3rd Quarter 2009 Conference Call

ATP Oil & Gas Corporation (NASDAQ:ATPG) will host a live conference call on Thursday, November 5th at 11:00 am CT to discuss the company’s third quarter results followed by a Q&A session.

Date: Thursday, November 5, 2009

Time: 12:00 pm ET; 11:00 am CT; 10:00 am MT and 9:00 am PT

ATP invites interested persons to listen to the live webcast on the company’s website at www.atpog.com. Phone participants should dial 800-263-0877. A digital replay of the conference call will be available at 888-203-1112, ID# 7814540, for a period of 24 hours beginning at 1:00 pm CT, and the webcast will be archived for 30 business days at www.atpog.com.

About ATP Oil & Gas Corporation

ATP Oil & Gas is an international offshore oil and gas development and production company with operations in the Gulf of Mexico and the North Sea. The company trades publicly as ATPG on the NASDAQ Global Select Market. For more information about ATP Oil & Gas Corporation, visit www.atpog.com.

Forward-looking Statements

Certain statements included in this news release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. ATP cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those ATP expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as ATP’s ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business. More information about the risks and uncertainties relating to ATP’s forward-looking statements are found in the Company’s SEC filings.

CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)
	September 30,	December 31,
	2009	2008
Assets

Current assets:
Cash and cash equivalents	$317,129	$214,993
Restricted cash	7,534	-
Accounts receivable (net of allowance of $290 and $352, respectively)	50,804	93,915
Deferred tax asset	35,371	39,150
Derivative asset	2,755	15,366
Other current assets	24,571	11,954
Total current assets	438,164	375,378

Oil and gas properties:
Oil and gas properties (using the successful efforts method of accounting):
Proved properties	3,349,352	2,802,315
Unproved properties	15,061	14,705
	3,364,413	2,817,020
Less accumulated depletion, impairment and amortization	(1,069,008)	(944,817)
Oil and gas properties, net	2,295,405	1,872,203

Furniture and fixtures (net of accumulated depreciation)	391	470
Deferred financing costs, net	14,517	13,493
Other assets, net	14,628	14,066
Total assets	$2,763,105	$2,275,610

Liabilities and Equity

Current liabilities:
Accounts payable and accruals	$199,399	$277,914
Current maturities of term loans	109,949	10,500
Asset retirement obligation	30,156	32,854
Derivative liability	5,648	8,114
Deferred tax liability	27	-
Other current liabilities	19,789	9,537
Total current liabilities	364,968	338,919

Term loans	1,203,265	1,356,130
Other long-term obligations	189,712	2,582
Asset retirement obligation	111,138	99,254
Deferred tax liability	99,219	101,953
Derivative liability	3,730	1,194
Deferred revenue	26,834	59,229
Total liabilities	1,998,866	1,959,261

Temporary equity-redeemable noncontrolling interest	139,598	-

Shareholders' equity:
Preferred stock, $0.001 par value, at liquidation value	140,000	-
Common stock, $0.001 par value	50	36
Additional paid-in capital	563,558	400,334
Retained earnings	17,855	29,644
Accumulated other comprehensive loss	(95,911)	(112,754)
Treasury stock, at cost	(911)	(911)
Total shareholders' equity	624,641	316,349
Total equity	764,239	316,349
Total liabilities and equity	$2,763,105	$2,275,610
CONSOLIDATED INCOME STATEMENTS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Oil and gas revenues	$75,010	$118,347	$224,163	$536,193
Other	-	-	13,664	897
	75,010	118,347	237,827	537,090

Costs and operating expenses:
Lease operating	22,891	24,723	60,463	73,111
Exploration	-	48	267	48
General and administrative	6,945	9,212	25,153	27,279
Depreciation, depletion and amortization	37,460	52,825	120,433	222,097
Impairment of oil and gas properties	-	-	8,748	-
Accretion of asset retirement obligation	2,995	4,211	8,940	12,792
Loss on abandonment	1,936	896	2,949	2,309
Other, net	408	(149)	696	(259)
	72,635	91,766	227,649	337,377
Income from operations	2,375	26,581	10,178	199,713

Other income (expense):
Interest income	182	1,079	555	2,951
Interest expense (net)	(9,000)	(26,606)	(31,797)	(78,969)
Derivative income (expense)	(3,458)	40,963	14,999	(9,187)
Loss on extinguishment of debt	-	-	-	(24,220)
	(12,276)	15,436	(16,243)	(109,425)

Income (loss) before income taxes	(9,901)	42,017	(6,065)	90,288
Income tax (expense) benefit:
Current	(376)	6,710	(22)	(3,648)
Deferred	4,770	(12,244)	4,116	(15,092)
Total	4,394	(5,534)	4,094	(18,740)

Net income (loss)	(5,507)	36,483	$(1,971)	71,548
Less net income attributable to the redeemable noncontrolling interest	(3,552)	-	(9,818)	-
Net income (loss) attributable to shareholders	(9,059)	36,483	(11,789)	71,548
Less preferred stock dividends	(62)	-	(62)	-
Net income (loss) attributable to common shareholders	$(9,121)	$36,483	$(11,851)	$71,548

Net income (loss) per share attributable to common shareholders:
Basic	$(0.20)	$1.03	$(0.30)	$2.02
Diluted	$(0.20)	$1.02	$(0.30)	$1.99

Weighted average shares outstanding:
Basic	44,520	35,452	39,038	35,441
Diluted	44,520	35,815	39,038	35,871
CONSOLIDATED CASH FLOW DATA
(In Thousands)
(Unaudited)
	Nine Months Ended
	September 30,
	2009	2008
		Restated
Cash flows from operating activities:
Net income	$(1,971)	$71,548
Adjustments to operating activities	145,670	292,852
Changes in assets and liabilities	(18,547)	36,303
Net cash provided by operating activities	125,152	400,703

Cash flows from investing activities:
Additions to oil and gas properties	(464,983)	(691,531)
Additions to furniture and fixtures	(126)	(129)
Proceeds from disposition of oil and gas properties	-	82,644
Decrease in restricted cash	(7,534)	13,864
Net cash used in investing activities	(472,643)	(595,152)

Cash flows from financing activities:
Proceeds from term loans	-	1,608,750
Principal payments of term loans	(61,289)	(1,404,278)
Deferred financing costs	-	(15,523)
Proceeds from sale of noncontrolling interest	148,751	-
Partner distributions	(15,408)	-
Pipeline transaction	74,511	-
Net profits interest payments	(1,211)	(13,602)
Sale of common stock, net of issuance costs	161,592	-
Sale of convertible preferred stock, net of issuance costs	135,549	-
Exercise of stock options	83	33
Net cash provided by financing activities	442,578	175,380

Effect of exchange rate changes on cash	7,049	(2,022)

Net increase (decrease) in cash and cash equivalents	102,136	(21,091)
Cash and cash equivalents, beginning of period	214,993	199,449

Cash and cash equivalents, end of period	$317,129	$178,358
Hedges and Derivatives Contracts

			2010
	4Q	FY	1Q	2Q	3Q	4Q	FY
Gulf of Mexico
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	1,912	1,912	1,800	905	910	910	4,525
Price ($/MMBtu)	$4.93	$4.93	$5.37	$5.73	$5.73	$5.73	$5.58

Crude Oil
Volumes (MBbls)	460	460	450	455	184	184	1,273
Price ($/Bbl)	$67.60	$67.60	$67.60	$67.60	$70.00	$70.00	$68.29
Reparticipation calls ($/Bbl)	$95.00	$95.00	$95.00	$95.00	$110.00	$110.00	$99.34

Collars
Natural Gas
Volumes (MMMBtu)	460	460	450	1,365	1,380	1,380	4,575
Floor Price ($/MMBtu)	$4.00	$4.00	$4.00	$4.75	$4.75	$4.75	$4.68
Ceiling Price ($/MMBtu)	$7.00	$7.00	$7.00	$7.95	$7.95	$7.95	$7.86

Puts
Crude Oil
Volumes (MBbls)	460	460	90	91	92	92	365
Floor Price ($/Bbl)	$29.75	$29.75	$24.70	$24.70	$24.70	$24.70	$24.70

North Sea
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	759	759	270	273	276	276	1,095
Price ($/MMBtu)(1)	$6.50	$6.50	$7.26	$7.26	$7.26	$7.26	$7.26

Collars
Natural Gas
Volumes (MMMBtu)			450	455	460	460	1,825
Floor Price ($/MMBtu)(1)			$6.27	$6.27	$6.27	$6.27	$6.27
Ceiling Price ($/MMBtu)(1)			$9.41	$9.41	$9.41	$9.41	$9.41

The above are ATP's outstanding financial and physical commodity contracts.
Additional hedges, derivatives and fixed price contracts, if any, will be announced during the year.
(1) Assumes USD $1.65 to GBP 1.00 currency translation rate.

	2011
	1Q	2Q	3Q	4Q	FY
Gulf of Mexico
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)
Price ($/MMBtu)

Crude Oil
Volumes (MBbls)	90	91			181
Price ($/Bbl)	$72.00	$72.00			$72.00
Reparticipation calls ($/Bbl)	$115.00	$115.00			$115.00

Collars
Natural Gas
Volumes (MMMBtu)	1,350				1,350
Floor Price ($/MMBtu)	$4.75				$4.75
Ceiling Price ($/MMBtu)	$7.95				$7.95

Puts
Crude Oil
Volumes (MBbls)
Floor Price ($/Bbl)

North Sea
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)
Price ($/MMBtu)(1)

Collars
Natural Gas
Volumes (MMMBtu)	270				270
Floor Price ($/MMBtu)(1)	$6.27				$6.27
Ceiling Price ($/MMBtu)(1)	$9.41				$9.41

The above are ATP's outstanding financial and physical commodity contracts.
Additional hedges, derivatives and fixed price contracts, if any, will be announced during the year.
(1) Assumes USD $1.65 to GBP 1.00 currency translation rate.

CONTACT:
ATP Oil & Gas Corporation, Houston
Chairman and CEO
T. Paul Bulmahn, 713-622-3311
or
Chief Financial Officer
Albert L. Reese Jr., 713-622-3311
www.atpog.com